Exhibit 5.1

TROUTMAN SANDERS LLP
Attorneys at Law
Troutman Sanders Building
1001 Haxall Point
P.O. Box 1122 (23218-1122)
Richmond, Virginia 23219
804.697.1200 telephone
troutmansanders.com

January 25, 2013

New Jersey Resources Corporation

1415 Wyckoff Road

Wall, New Jersey 07719

Ladies and Gentlemen:

We have acted as counsel to New Jersey Resources Corporation, a New Jersey corporation (the “Company”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”) relating to up to an additional 2,000,000 shares (the “Shares”) of common stock of the Company, par value $2.50 per share (the “Common Stock”), to be issued pursuant to the Company’s Direct Stock Purchase and Dividend Reinvestment Plan (the “Plan”).

This opinion is being furnished in accordance with the requirements of Item 16 of the Commission’s Form S-3 and Item 601(b)(5)(i) of Regulation S-K promulgated under the Securities Act.

In connection with the foregoing, we have examined the Registration Statement and the exhibits filed with the Commission on the date hereof. We have also examined originals, or duplicates or certified or conformed copies, of such corporate records, agreements, documents and other instruments and have made such other investigations as we have deemed relevant and necessary in connection with the opinions hereinafter set forth. As to questions of fact material to this opinion, we have relied upon certificates or comparable documents of public officials and of officers and representatives of the Company.

In rendering the opinions set forth below, we have assumed (i) the genuineness of all signatures, (ii) the legal capacity of natural persons, (iii) the authenticity of all documents submitted to us as originals, (iv) the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, (v) the authenticity of the originals of such latter documents and (vi) the due authorization, execution and delivery of all documents by all parties and the validity, binding effect and enforceability thereof.

We do not express any opinion herein concerning any law other than the laws of the New Jersey Business Corporation Act of the State of New Jersey and the federal law of the United States. We are not opining on “blue sky” or other state securities laws.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that the Shares have been duly authorized and, when such Shares have been issued in accordance with the terms of the Plan, will be validly issued, fully paid and nonassessable.

ATLANTA    BEIJING    CHICAGO    HONG KONG    NEW YORK    NORFOLK    ORANGE COUNTY    PORTLAND

RALEIGH    RICHMOND    SAN DIEGO    SHANGHAI    TYSONS CORNER    VIRGINIA BEACH    WASHINGTON, DC

January 25, 2013

This opinion is given as of the date hereof, and we assume no obligation to advise you after the date hereof of facts or circumstances that come to our attention or changes in law that occur which could affect the opinions contained herein.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and any amendments thereto and with respect to our name wherever it appears in the Registration Statement. In giving the foregoing consent, we do not hereby admit that that we are an “expert” within the meaning of the Securities Act or that we otherwise come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder. This opinion is being rendered solely for the benefit of the Company in connection with the matters addressed herein. This opinion may not be relied upon by you for any other purpose, or furnished or quoted to or relied upon by any other persons, firm or entity for any purpose, without our prior written consent.

Very truly yours,

/s/ Troutman Sanders LLP